EXHIBIT 99.1

Hub Group Reports Second Quarter 2024 Results

Highlights:

  Diluted earnings per share (EPS) of $0.47 for the quarter
  Second quarter revenue of $1.0 billion
  Quarterly operating income of $40 million or 4.0% of revenue
  Executing on Capital Allocation Plan by returning $48 million to shareholders year-to-date through dividend payments of $15 million and stock repurchases of $33 million
  Strong balance sheet with cash and cash equivalents of $220 million and net debt/EBITDA of 0.3x (non-GAAP) as of June 30, 2024
  Awarded Domestic Partner of the Year by Target®

OAK BROOK, Ill., Aug. 01, 2024 (GLOBE NEWSWIRE) -- Hub Group, Inc. (Nasdaq: HUBG) announced second quarter 2024 net income of $29 million and diluted earnings per share of $0.47. Net income for second quarter 2023 was $47 million or $0.72 per diluted share.

“I am pleased with the team’s performance in the second quarter with Intermodal volume growth of 8% and the strong contribution from Final Mile, resulting in $1.0 billion of revenue. Although market conditions remain challenging, Hub Group benefitted from our disciplined market approach, recent diversification efforts, and strong balance sheet. We continue to enhance earnings stability and growth over the long term by focusing on yield management, our capital structure, and providing excellent service to our customers,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Second Quarter 2024 Results

Consolidated revenue for the second quarter of 2024 was $986 million, down 5.2% from the $1,040 million reported in second quarter of 2023. Revenue was impacted by the freight market, lower revenue per load including fuel and accessorial revenue in Intermodal and Brokerage, partially offset by higher volumes in Intermodal and contributions from the Final Mile acquisition.

Purchased transportation and warehousing costs of $727 million were $36 million lower than prior year. Salaries and benefits of $142 million were comparable to prior year as we continue to manage headcount. Total legacy headcount, which excludes acquisition employees, drivers and warehouse employees, declined by 7%. Depreciation and amortization increased $2.4 million, or 40 basis points, due to the Final Mile acquisition. Insurance and claims increased by 20 basis points due to higher claim costs. General and administrative expenses increased 20 basis points as compared to prior year driven by costs associated with the Final Mile acquisition, partially offset by cost management efforts. Gain on sale was $0.4 million in the quarter.

Operating income for the second quarter was $40 million, or 4.0% of revenue, as compared to $62 million or 6.0% of revenue in the prior year. EBITDA (non-GAAP) was $89 million and net debt/EBITDA (non-GAAP) was 0.3x for the quarter.

Intermodal and Transportation Solutions (“ITS”) Segment revenue was $561 million in the second quarter, down from $615 million in the prior year. Higher Intermodal volume and Dedicated revenue partially offset lower revenue per load, accessorial revenue and fuel revenue. ITS operating income was $14 million, or 2.4% of revenue, down from $32 million in the prior year.

Second quarter Logistics Segment revenue of $459 million increased $6 million from prior year, as higher Final Mile revenue more than offset lower revenue in our Brokerage business. Second quarter operating income was $26 million, or 5.6% of revenue, a decline of $4 million from prior year as positive contribution from the acquisition only partially offset lower Brokerage margin.

Capital expenditures for the second quarter of 2024 totaled $14 million as we continued to invest in our tractor fleet, technology, and expansion of our multipurpose warehouse footprint. As of June 30, 2024, we had cash and cash equivalents of $220 million. Year-to-date the company returned $48 million to shareholders through dividend payments of $15 million and stock repurchases of $33 million.

2024 Outlook

We expect our 2024 diluted earnings per share will range from $1.75 to $2.05. We estimate revenue of approximately $4.0 to $4.3 billion for the full year. We continue to project an effective tax rate of approximately 24% and capital expenditures in the range of $45 million to $65 million for the full year.

Non-GAAP Financial Measure

In this press release, we present certain non-GAAP financial measures. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. This non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies.

Certain Forward-Looking Statements:

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward- looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

Conference Call

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on August 1, 2024, to discuss our second quarter 2024 results. Hosting the conference call will be Phil Yeager, President, CEO and Vice Chairman. Also participating on the call will be Brian Alexander, Executive Vice President, Chief Operating Officer, and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at https://register.vevent.com/register/BI21706b737b064d989a92b2348172f8d3 to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG) with over $4 billion in revenue, our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.
CONTACT: Lorna Williams, Investor Relations, lornawilliams@hubgroup.com

HUB GROUP, INC. CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,
	2024		2023
	Amount	% of Revenue	Amount	% of Revenue
Operating revenue	$986,495	100.0%	$1,040,462	100.0%
Operating expenses:
Purchased transportation and warehousing	727,236	73.7%	763,609	73.4%
Salaries and benefits	141,856	14.4%	141,823	13.6%
Depreciation and amortization	37,772	3.8%	35,386	3.4%
Insurance and claims	12,639	1.3%	11,676	1.1%
General and administrative	27,877	2.8%	26,757	2.6%
Gain on sale of assets, net	(413)	0.0%	(859)	-0.1%
Total operating expenses	946,967	96.0%	978,392	94.0%
Operating income	39,528	4.0%	62,070	6.0%
Other income (expense):
Interest expense, net	(1,881)	-0.2%	(1,029)	-0.1%
Other, net	(66)	0.0%	69	0.0%
Total other expense, net	(1,947)	-0.2%	(960)	-0.1%
Income before provision for income taxes	37,581	3.8%	61,110	5.9%
Provision for income taxes	8,566	0.9%	14,605	1.4%
Net income	$29,015		$46,505
Earnings per share
Basic	$0.48		$0.73
Diluted	$0.47		$0.72
Basic weighted average number of shares outstanding	60,710		64,074
Diluted weighted average number of shares outstanding	61,108		64,586

HUB GROUP, INC. CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts) (unaudited)

	Six Months Ended June 30,
	2024		2023
	Amount	% of Revenue	Amount	% of Revenue
Operating revenue	$1,985,988	100.0%	$2,192,727	100.0%
Operating expenses:
Purchased transportation and warehousing	1,467,408	73.9%	1,630,540	74.4%
Salaries and benefits	286,352	14.4%	279,254	12.7%
Depreciation and amortization	76,103	3.8%	70,835	3.2%
Insurance and claims	25,257	1.3%	24,359	1.1%
General and administrative	55,111	2.8%	52,298	2.4%
Gain on sale of assets, net	(910)	-0.1%	(4,834)	-0.2%
Total operating expenses	1,909,321	96.1%	2,052,452	93.6%
Operating income	76,667	3.9%	140,275	6.4%
Other income (expense):
Interest expense, net	(4,387)	-0.2%	(2,623)	-0.1%
Other, net	(236)	0.0%	108	0.0%
Total other expense, net	(4,623)	-0.2%	(2,515)	-0.1%
Income before provision for income taxes	72,044	3.7%	137,760	6.3%
Provision for income taxes	15,976	0.8%	29,475	1.3%
Net income	$56,068		$108,285
Earnings per share
Basic	$0.92		$1.68
Diluted	$0.91		$1.66
Basic weighted average number of shares outstanding	61,018		64,586
Diluted weighted average number of shares outstanding	61,387		65,132

HUB GROUP, INC. CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220,247	$187,270
Accounts receivable trade, net	583,759	600,197
Accounts receivable other	3,771	3,358
Prepaid taxes	12,791	17,331
Prepaid expenses and other current assets	16,139	41,089
TOTAL CURRENT ASSETS	836,707	849,245
Restricted investments	21,044	20,763
Property and equipment, net	759,779	791,692
Right-of-use assets - operating leases	196,465	210,742
Right-of-use assets - financing leases	1,538	2,522
Other intangibles, net	248,391	304,607
Goodwill	771,894	733,695
Other non-current assets	22,885	22,781
TOTAL ASSETS	$2,858,703	$2,936,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$325,569	$349,378
Accounts payable other	24,143	14,471
Accrued payroll	29,429	21,731
Accrued other	111,874	121,253
Lease liability - operating leases	40,142	44,690
Lease liability - financing leases	805	1,579
Current portion of long-term debt	103,192	105,108
TOTAL CURRENT LIABILITIES	635,154	658,210
Long-term debt	209,875	245,574
Other non-current liabilities	53,213	55,287
Lease liability - operating leases	163,669	177,699
Lease liability - financing leases	664	865
Deferred taxes	154,998	163,767
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2024 and 2023.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 72,303,228 shares issued in 2024 and 75,524,189 shares issued in 2023;
61,653,003 shares outstanding in 2024 and 62,200,921 shares outstanding in 2023.	723	755
Class B: $.01 par value; 662,300 shares authorized;
574,903 shares issued and outstanding in both 2024 and 2023.	6	6
Additional paid-in capital	211,346	209,830
Retained earnings	1,989,600	1,949,110
Accumulated other comprehensive loss	(200)	(129)
Treasury stock; at cost, 10,650,225 shares in 2024
and 13,323,268 shares in 2023	(560,345)	(524,927)
TOTAL STOCKHOLDERS' EQUITY	1,641,130	1,634,645
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,858,703	$2,936,047

HUB GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$56,068	$108,285
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization of intangibles and right-of-use assets	99,100	91,474
Impairment of right-of-use asset	-	2,012
Deferred taxes	(9,249)	10,837
Non-cash share-based compensation expense	9,433	10,615
Gain on sale of assets, net	(910)	(4,834)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	(281)	(2,197)
Accounts receivable, net	15,784	103,270
Prepaid taxes	4,537	1,729
Prepaid expenses and other current assets	19,697	17,469
Other non-current assets	(1,503)	(1,899)
Accounts payable	(14,270)	(55,085)
Accrued expenses	(6,542)	(47,700)
Non-current liabilities	(21,399)	(12,595)
Net cash provided by operating activities	150,465	221,381
Cash flows from investing activities: Proceeds from sale of equipment	5,750	15,135
Purchases of property and equipment	(31,255)	(65,635)
Acquisitions, net of cash acquired	3,701	108
Net cash used in investing activities	(21,804)	(50,392)
Cash flows from financing activities: Repayments of long term debt	(53,233)	(56,191)
Purchase of treasury stock	(32,938)	(100,026)
Dividends paid	(15,230)	-
Stock withheld for payments of withholding taxes	(8,664)	(7,818)
Finance lease payments	(1,217)	(1,501)
Proceeds from issuance of debt	15,618	50,289
Net cash used in financing activities	(95,664)	(115,247)
Effect of exchange rate changes on cash and cash equivalents	(20)	45
Net increase in cash and cash equivalents	32,977	55,787
Cash and cash equivalents beginning of period	187,270	286,642
Cash and cash equivalents end of period	$220,247	$342,429

HUB GROUP, INC. FINANCIAL INFORMATION BY SEGMENT
(in thousands) (unaudited)

	Three Months Ended June 30,
Operating Revenue	2024	2023
Intermodal and Transportation Services	$561,033	$614,632
Logistics	459,088	453,549
Inter-segment eliminations	(33,626)	(27,719)
Total operating revenue	$986,495	$1,040,462

	Three Months Ended June 30,
Operating Income	2024	2023
Intermodal and Transportation Services	$13,639	$31,777
Logistics	25,889	30,293
Totaloperatingincome	$39,528	$62,070

	Three Months Ended June 30,
Depreciation and Amortization	2024	2023
Intermodal and Transportation Services	$27,270	$27,117
Logistics	10,502	8,269
Total depreciation and amortization	$37,772	$35,386

HUB GROUP, INC. FINANCIAL INFORMATION BY SEGMENT
(in thousands) (unaudited)

	Six Months Ended June 30,
Operating Revenue	2024	2023
Intermodal and Transportation Services	$1,113,066	$1,323,881
Logistics	939,312	922,690
Inter-segment eliminations	(66,390)	(53,844)
Total operating revenue	$1,985,988	$2,192,727

	Six Months Ended June 30,
Operating Income	2024	2023
Intermodal and Transportation Services	$26,670	$80,981
Logistics	49,997	59,294
Total operating income	$76,667	$140,275

	Six Months Ended June 30,
Depreciation and Amortization	2024	2023
Intermodal and Transportation Services	$54,319	$54,003
Logistics	21,784	16,832
Total depreciation and amortization	$76,103	$70,835

RECONCILIATION OF NET INCOME TO EBITDA (1) AND NET DEBT / EBITDA LEVERAGE
(in thousands)
(unaudited)

	2024	2024	2023	2023	2023	2023
	Q1	Q2	Q1	Q2	Q3	Q4

Net Income	$27,053	$29,015	$61,780	$46,505	$30,459	$28,785
Interest Expense, net	2,506	1,881	1,594	1,029	699	103
Depreciation and Amortization (2)	49,605	49,495	45,810	45,664	45,301	47,674
Provision for Income Taxes	7,410	8,566	14,870	14,605	11,209	992
EBITDA	$86,574	$88,957	$124,054	$107,803	$87,668	$77,554

EBITDA LTM (3)	$359,599	$340,753
Net Debt (4)	$141,524	$94,289
Net Debt / EBITDA LTM	0.4	0.3

(1)	By providing this non-GAAP measure of EBITDA and Net Debt / EBITDA Leverage, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented.
(2)	Includes depreciation of property and equipment, amortization of intangible assets and amortization of right-of-use assets.
(3)	Last twelve months
(4)	Total debt (including finance leases) less cash and cash equivalents